UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 6, 2007

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2007, the CEO of National Rural Utilities Cooperative Finance Corporation ("CFC"), under authority delegated to him by the Board of Directors, approved increases to the salaries of the executive officers. Effective June 1, 2007, the annual salaries for the CFC executive officers will be increased to the amounts in the table below:

Name	Title	Salary
Mr. Steven Lilly	Chief Financial Officer	$378,750
Mr. John Evans	Senior Vice President Operations	378,750
Mr. John List	Senior Vice President & Corporate Counsel	378,750
Mr. Lawrence Zawalick	Senior Vice President RTFC	276,000
Mr. Richard Larochelle	Senior Vice President Corporate Relations	276,000
Mr. John Borak	Senior Vice President Credit Risk Management	242,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ STEVEN L. LILLY
Steven L. Lilly
Chief Financial Officer
(Principal Financial Officer)

Dated: June 11, 2007